Exhibit 99.2

Iron Mountain Announces $200 Million Increase to Share Repurchase Program

BOSTON--(BUSINESS WIRE)--October 5, 2010--Iron Mountain Incorporated (NYSE: IRM), an information management services company, today announced that its board of directors approved an increase in the amount authorized under its existing share repurchase program of up to an additional $200 million in repurchases of the Company’s common stock. This $200 million increase represents approximately 5% of the Company’s outstanding common stock based on the closing price on September 30, 2010. This authorization is in addition to the $150 million authorization announced earlier this year, which, as of September 30, 2010, had approximately $55 million remaining.

“Our focus on optimizing our business and our disciplined execution have produced a strong balance sheet and higher levels of free cash flow,” said Bob Brennan, president and CEO. “This action demonstrates our confidence in the long-term potential of the Company and our commitment to delivering long-term value to our shareholders.”

Any purchases made under Iron Mountain’s repurchase program may be made from time to time in the open market or through negotiated transactions. All purchases are subject to stock price, market conditions, corporate and legal requirements and other factors. We intend to comply with Rule 10b-18 under the Securities Exchange Act of 1934. In addition, the Finance Committee of the board of directors has been granted the authority to establish trading plans under Rule 10b5-1 of the Exchange Act. This will allow the Company to repurchase shares in the open market during periods in which the stock trading window is otherwise closed for the Company. As of July 26, 2010, the Company had approximately 202 million shares of its common stock outstanding.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) provides information management services that help organizations lower the costs, risks and inefficiencies of managing their physical and digital data. The Company’s solutions enable customers to protect and better use their information—regardless of its format, location or lifecycle stage—so they can optimize their business and ensure proper recovery, compliance and discovery. Founded in 1951, Iron Mountain manages billions of information assets, including business records, electronic files, medical data, emails and more for organizations around the world. Visit www.ironmountain.com for more information.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include statements regarding the Company’s intent to repurchase shares, the Company’s financial ability and sources to fund the repurchase program and the amounts of such repurchases and statements regarding our goals, beliefs, future growth strategies, investment objectives, plans and current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) the price, volume or timing of stock repurchases may be impacted by legal restrictions or limits under a Rule 10b5-1 trading plan; (ii) alternative, more attractive investments to dividends or stock repurchases that may become available; (iii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iv) the impact of litigation that may arise in connection with incidents in which we fail to protect the Company’s customers’ information; (v) changes in the price for the Company’s services relative to the cost of providing such services; (vi) changes in customer preferences and demand for the Company’s services; (vii) in the various digital businesses in which the Company is engaged, the cost of capital and technical requirements, demand for the Company’s services or competition for customers; (viii) the Company’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) the cost or potential liabilities associated with real estate necessary for the Company’s business; (x) the performance of business partners upon whom the Company depends for technical assistance or management expertise outside the United States; (xi) changes in the political and economic environments in the countries in which the Company’s international subsidiaries operate; (xii) claims that the Company’s technology violates the intellectual property rights of a third party; (xiii) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated; and (xiv) other risks described more fully in the Company’s most recently filed Annual Report on Form 10-K under “Item 1A. Risk Factors.” Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
Iron Mountain Incorporated
Stephen P. Golden, 617-535-4799
Vice President, Investor Relations
sgolden@ironmountain.com